As filed with the Securities and Exchange Commission on January 4, 2000
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                 ______________

                             BLUE RHINO CORPORATION
             (Exact name of Registrant as specified in its charter)
                                 ______________

          Delaware                                            56-1870472
(State of other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                                 ______________

                           104 Cambridge Plaza Drive
                      Winston-Salem, North Carolina 27104
                            Telephone (336) 659-6900

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                 ______________
                             BLUE RHINO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                                 ______________

                                 Billy D. Prim
                      Chairman and Chief Executive Officer
                           104 Cambridge Plaza Drive
                      Winston-Salem, North Carolina 27104
                            Telephone (336) 659-6900

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                        CALCULATION OF REGISTRATION FEE
===============================================================================================
                           Amount to     Proposed Maximum      Proposed Maximum     Amount of
 Title of Securities to       be        Aggregate Offering    Aggregate Offering   Registration
     be Registered        Registered    Price Per Share(1)         Price (1)           Fee
-----------------------------------------------------------------------------------------------
 Common Stock, par         300,000        $9.25                    $2,775,000         $732.60
 value $.001 per share      Shares
===============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 31, 1999 in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Blue Rhino Corporation Employee Stock Purchase Plan of Blue Rhino Corporation, a Delaware corporation (the "Registrant") pursuant to Rule 428(b)(1).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended July 31, 1999.

     (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended October 31, 1999.

     (c) The description of the Registrant's common stock under the caption "Description of Capital Stock" contained in the Registrant's prospectus dated November 29, 1999, filed with the Commission on November 29, 1999 pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the "Securities Act") and deemed to be a part of the Registrant's registration statement on Form S-3 (file number 333-90897).

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     John Muehlstein, one of the Registrant's directors, and Peer Pedersen, a stockholder of the Registrant, are principals of the firm of Pedersen & Houpt, a professional corporation, the Registrant's legal counsel.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes indemnification of directors, officers, employees and agents of the Registrant; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. The Registrant's Second Amended and Restated Certificate of

Incorporation, as amended on December 21, 1999 (the "Charter") provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law.

     Under the provisions of the Registrant's Charter, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding shall be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Registrant will not however indemnify any director or officer where such director or officer:
(a) breaches his or her duty of loyalty to the Registrant or its stockholders;
(b) fails to act in good faith or engages in intentional misconduct or knowing violation of law; (c) authorizes payment of an unlawful dividend or stock repurchase or redemption; or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

     Indemnification under the Registrant's Charter and Amended and Restated By-laws ("By-laws") includes payment by the Registrant of expenses in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the indemnified party to repay such advance if it is ultimately determined that such person is not entitled to indemnification under the Charter, which undertaking may be accepted without reference to the financial ability of such person that makes such repayments. The Registrant is not responsible for the indemnification of any person seeking indemnification in connection with a proceeding initiated by such person unless the initiation was approved by the Board of Directors of the Registrant. The Charter and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise. The Registrant carries directors and officers insurance covering its executive officers and directors.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

     1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winston-Salem, North Carolina, on January 3, 2000.


                                    BLUE RHINO CORPORATION


                                    By:/s/Billy D Prim
                                       -----------------------------------------
                                        Billy D. Prim
                                        Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitute and appoint Billy D. Prim and Mark Castaneda as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 3, 2000.

        Signature                              Title
        ---------                              -----

/s/Billy D. Prim                  President and Chairman of the Board
--------------------------        (Principal Executive Officer)
Billy D. Prim


/s/Mark Castaneda                 Secretary and Chief Financial Officer
--------------------------        (Principal Financial and Accounting Officer)
Mark Castaneda


/s/Andrew J. Filipowski           Vice Chairman of the Board
--------------------------
Andrew J. Filipowski


/s/Craig J. Duchossois            Director
--------------------------
Craig J. Duchossois


/s/Steven D. Devick               Director
--------------------------
Steven D. Devick


/s/Richard A. Brenner             Director
--------------------------
Richard A. Brenner


/s/John H. Muehlstein             Director
--------------------------
John H. Muehlstein


/s/ Robert J. Lunn                Director
--------------------------
Robert J. Lunn

                                    Exhibits

Exhibit No.    Description of Exhibit
-----------    ----------------------
4.1            Form of Certificate of Common Stock of the Registrant
               incorporated by reference to Exhibit 4.1 of the Registrant's
               Registration Statement on Form S-1 dated May 18, 1998.

4.2            Second Amended and Restated Certificate of Incorporation of the
               Registrant incorporated herein by reference to Exhibit 3.1 to the Company's report on Form 10-Q dated July 2, 1998.

4.3 Amended and Restated Bylaws of the Registrant incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form
               S-1 (File No. 333-47669) of the Registrant as declared effective by the Commission on May 18, 1998.

4.4            Amended and Restated Registration Rights Agreement, dated as of
               March 1, 1997, among the Registrant, Forsythe/Lunn Technology
               Partners, L.L.C., Platinum Propane Holding, L.L.C., the
               Purchasers of Units pursuant to the Unit Purchase Agreement dated
               October 11, 1995 and the Purchasers of the Registrant's Series A
               Convertible Participating Preferred Stock incorporated herein by reference to Exhibit 10.15 to the Registration Statement on Form
               S-1 (File No. 333-47669) of the Registrant as declared effective by the Commission on May 18, 1998.

4.5            Certificate of Amendment to the Second Amended and Restated
               Certificate of Incorporation of the Registrant dated December 21,
               1999.

4.6 Registration Rights Agreement among the Registrant and the purchasers of Common Stock and Warrants dated September 7, 1999 incorporated by reference to Exhibit 4.1 to the Registrant's
               Current Report on Form 8-K dated September 23, 1999.

4.7 Registration Rights Agreement among the Registrant and the Buyers of its Convertible Notes dated September 22, 1999 incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated September 23, 1999.

4.8 Amendment to Amended and Restated Registration Rights Agreement among the Registrant and certain holders of its common stock dated September 7, 1999 incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K dated September
               23, 1999.

4.9 Form of Warrant to Purchase Common Stock of the Registrant issued to purchasers of the Registrant's Common Stock in its private offering dated September 7, 1999 incorporated by reference to
               Exhibit 4.4 to the Registrant's Current Report on Form 8-K dated
               September 23, 1999.

4.10 Form of Warrant to Purchase Common Stock of the Registrant issued to purchasers of the Registrant's Convertible Notes incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on Form 8-K dated September 23, 1999.

4.11           Form of Warrant issued to Michael A. Waters dated September 17,
               1999 incorporated by reference to Exhibit 4.6 to the Registrant's
               Current Report on Form 8-K dated September 23, 1999.

5.1            Legal Opinion of Pedersen & Houpt, a Professional Corporation

23.1           Consent of Pedersen & Houpt, a Professional Corporation
               (included in Exhibit 5.1)

23.2           Consent of Ernst & Young LLP

23.3           Consent of PricewaterhouseCoopers LLP

24.1           Power of Attorney (included on signature page)